As filed with the Securities and Exchange Commission on November 25, 1997.

                                                      Registration No. 333-18033
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                _______________

                                  COMPUSA INC.
             (Exact name of registrant as specified in its charter)

           Delaware                              75-2261497
     (State or other jurisdiction of    (I.R.S. employer identification
      incorporation or organization)                 number)

                           14951 North Dallas Parkway
                              Dallas, Texas 75240
                    (Address of principal executive offices)

                                _______________

                            LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)
                                _______________

                                JAMES F. HALPIN
                                   President
                           14951 North Dallas Parkway
                              Dallas, Texas  75240
                    (Name and address of agent for service)


                                 (972) 982-4000
         (Telephone number, including area code, of agent for service)

                                _______________

                                    COPY TO:
                                 FRED W. FULTON
                            Thompson & Knight, P.C.
                              1700 Pacific Avenue
                                   Suite 3300
                              Dallas, Texas  75201
                                 (214) 969-2590

    APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLAN:
     From time to time after this Registration Statement becomes effective.

     Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statements Nos. 33-72718, 33-45339 and 33-99282 on Form S-8, as amended.

================================================================================
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                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended June 28, 1997; (ii) Quarterly Report on Form 10-Q for the quarter ended September 27, 1997; and (iii) the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A (No. 1-11566) filed November 25, 1992, as amended by the Company's Registration Statements on Form 8-A/A filed November 14, 1995 and December 6, 1996, respectively, and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation and the Delaware General Corporation Law (the "Delaware Law") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

     Reference is made to Article VII of the Company's Restated and Amended Bylaws, which provides for indemnification of directors and officers except as to certain circumstances and except as provided by applicable law.

     Additionally, Article VI ("Article VI") of the Company's Restated and Amended Certificate of Incorporation limits the personal liability of directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that to the extent required from time to time by applicable law, Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
 Number   Description of Exhibit
--------  ----------------------

3.1       Restated and Amended Certificate of Incorporation of the
          Registrant./(1)/

3.2       Restated and Amended Bylaws of the Registrant./(2)/

4.1       Specimen Common Stock Certificate (as amended)./(3)/

4.2       Specimen 9 1/2% Senior Subordinated Note Due 2000./(4)/

4.3 Indenture dated June 17, 1993 among CompUSA Inc., as Issuer, Compudyne Products, Inc., Compudyne Direct, Inc., CompFinance Inc., CompService Inc., as Guarantors, and U.S. Trust Company of Texas, N.A., as Trustee, relating to 9 1/2% Senior Subordinated Notes Due 2000./(5)/

4.4 First Supplemental Indenture dated as of December 1, 1995 among the Company, CompTeam Inc., CompFinance Inc., CompService Inc., and U.S. Trust Company of Texas, N.A., as Trustee./(6)/

4.5 Second Supplemental Indenture dated as of February 7, 1996 among the Company, CompTeam Inc., CompFinance Inc., CompService Inc., CompUSA Holdings II Inc., and U.S. Trust Company of Texas, N.A., as Trustee./(7)/

4.6 Third Supplemental Indenture dated as of May 14, 1996 among the Company, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., Snowstorm Merger Corp. and U.S. Trust Company of Texas, N.A., as Trustee./(7)/

4.7 Fourth Supplemental Indenture dated as of May 30, 1996 among the Company, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., PCS Compleat, Inc. and U.S. Trust Company of Texas, N.A., as Trustee./(7)/

4.8 Fifth Supplemental Indenture dated as of June 14, 1996 among the Company, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., PCS Compleat, Inc., CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P., CompUSA Holdings Company and U.S. Trust Company of Texas, N.A., as Trustee./(9)/

4.9 Subsidiary Guarantees executed by CompTeam Inc., CompUSA Holdings II Inc., PCS Compleat, Inc., CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P. and CompUSA Holdings Company./(7)/

4.10 Rights Agreement dated April 29, 1994, between the Company and Bank One, Texas, N.A., as Rights Agent./(2)/

4.11 Letter of the Company dated November 1, 1995, appointing First Interstate Bank of Texas, N.A., as substitute Rights Agent under the Rights Agreement./(3)/

4.12 Letter of the Company dated August 16, 1996, appointing American Stock Transfer & Trust Company as substitute Rights Agent under the Rights Agreement./(7)/

5         Opinion of Jackson & Walker, L.L.P./(9)/

15        None.

23.1      Consent of Ernst & Young LLP./(9)/

23.2      Consent of Jackson & Walker, L.L.P./(8)/

24        Power of Attorney./(9)/

99 CompUSA Inc. Long-Term Incentive Plan, restated and amended as of November 19, 1996./(9)/
-----------
(1) Previously filed as an exhibit to the Company's Registration Statement No. 1-11566 on Form 8-A/A filed December 6, 1996, as amended.
(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 1994 and incorporated herein by reference.
(3) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 23, 1995 and incorporated herein by reference.
(4) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 26, 1993 and incorporated herein by reference.
(5) Previously filed as an exhibit to Registration Statement No. 33-62884 on Form S-3 and incorporated herein by reference.
(6) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 23, 1996 and incorporated herein by reference.
(7) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1996 and incorporated herein by reference.
(8)  Included in the opinion of Jackson & Walker, L.L.P.
(9)  Previously filed.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 25th day of November, 1997.

                              CompUSA Inc.


                              By /s/ James E. Skinner
                                ----------------------------------------------
                                    James E. Skinner, Executive Vice President

     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                                      Title                      Date
--------------------------------------------------  ------------------------------  ------------------
                                                    President, Chief
                   *                                Executive Officer               November 25, 1997
     ------------------------------                 and Director
     James F. Halpin                                (Principal Executive Officer)

           /s/ James E. Skinner                     Executive Vice President
     ------------------------------                 and Chief Financial Officer     November 25, 1997
     James E. Skinner                               (Principal Financial and
                                                    Accounting Officer)

                   *                                Chairman of the                 November 25, 1997
     ------------------------------                 Board of Directors
     Giles H. Bateman


                   *                                Director                        November 25, 1997
     ------------------------------
     Kevin J. Roche


                   *                                Director                        November 25, 1997
     ------------------------------
     Warren D. Feldberg


                   *                                Director                        November 25, 1997
     ------------------------------
     Leonard L. Berry, Ph.D.


                   *                                Director                        November 25, 1997
     ------------------------------
     Lawrence Mittman

     ------------------------------                 Director                        November ___, 1997
     Denise Ilitch Lites


     ------------------------------                 Director                        November ___, 1997
     Morton E. Handel


     ------------------------------                 Director                        November ___, 1997
     Barry L. Williams



*By:  /s/ James E. Skinner
     ------------------------------
      James E. Skinner
      Attorney-in-fact